Exhibit 10.1

AMENDMENT TO CONVERTIBLE LOAN AGREEMENTS

This Amendment to Convertible Loan Agreements (this “Amendment”) dated and effective this 31 day of May, 2019, by and among Wize Pharma Ltd. Private Company 520033259 (the “Company”), Wize Pharma, Inc. (“Parent”), Rimon Gold Assets Ltd., Private Company, 514819424 (“Rimon Gold’’), Mobigo Inc (“Mobigo”), and Shimshon Fisher (“Fisher”, together with Rimon Gold and Mobigo, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Company is party to a convertible loan agreement with Rimon Gold, dated March 20, 2016 (as amended, the “First Convertible Loan Agreement”) (i) the addendum dated March 30, 2016, between the Company and Rimon Gold, (ii) the second convertible loan agreement (as amended, the “Second Convertible Loan Agreement”), dated January 12, 2017, among the Company, Rimon Gold, and Ridge Valley Corporation (“Ridge”), (iii) an amendment to the First Convertible Loan Agreement, dated December 21, 2017, (iv) an amendment to convertible loan agreements, dated October 19, 2018, and (v) an amendment to convertible loan agreements, dated March 4, 2019;

WHEREAS, pursuant to an assignment and assumption, Fisher is party to the Second Convertible Loan Agreement;

WHEREAS, pursuant to an assignment and assumption of all of Ridge’s rights under the Second Convertible Loan Agreement, Mobigo is party to the Second Convertible Loan Agreement;

WHEREAS, the parties desire to amend the First Convertible Loan Agreement and the Second Convertible Loan Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. This Amendment will be effective immediately.

2. The maturity date (the “Maturity Date”) of the loans under each of the First Convertible Loan Agreement and the Second Convertible Loan Agreement is hereby amended and extended to be November 30, 2019.

3. The expiration date of the investment right under the First Convertible Loan Agreement and the investment option under the Second Convertible Loan Agreement is hereby amended and extended to May 31, 2021.

4. Except as modified herein, the terms of the First Convertible Loan Agreement and the Second Convertible Loan Agreement shall remain in full force and effect.

5. As consideration for extending the Maturity Date, Parent shall issue to each of the Lenders two-year warrants to purchase shares of common stock of the Parent at an exercise price of $1.10 per share, in the amounts set forth below, and the form attached hereto as Exhibit A.

Lender	Warrant Shares
Rimon Gold Assets Ltd.	520,820
Mobigo Inc	173,607
Shimshon Fisher	173,607

6. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WIZE PHARMA LTD. PRIVATE COMPANY 520033259		WIZE PHARMA, INC.

By:	/s/ Or Eisenberg	By:	/s/ Or Eisenberg
Name:	Or Eisenberg	Name:	Or Eisenberg
Title:	CFO	Title:	CFO

RIMON GOLD ASSETS LTD.

By:	/s/ Abir Raveh
Name:	Abir Raveh
Title:

MOBIGO INC.

By:	/s/ Priscilla Julie
Name:	Priscilla Julie
Title:	Director

/s/ Shimshon Fisher
Shimshon Fisher